Exhibit 99.1

Twilio Announces Second Quarter 2016 Results

Q2 Total Revenue of $64.5 million, up 70% year-over-year

Q2 Base Revenue of $56.4 million, up 84% year-over-year

Q2 Dollar-Based Net Expansion Rate of 164%

SAN FRANCISCO--(BUSINESS WIRE)--August 8, 2016--Twilio Inc. (NYSE:TWLO), a leading Cloud Communications Platform company, today reported financial results for its second quarter ended June 30, 2016.

“We delivered strong results in our first quarter as a public company, as we saw continued growth across our product lines,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “Customers around the world use Twilio to build differentiated experiences for their end users by embedding communications into their software applications. The successful completion of our IPO in June will provide additional capital and brand visibility to drive our growth in the future as we look to fuel the future of communications."

Second Quarter 2016 Financial Highlights

  Total revenue of $64.5 million for the second quarter of 2016, up 70% from the second quarter of 2015 and 9% sequentially from the first quarter of 2016.
  Base revenue of $56.4 million for the second quarter of 2016, up 84% from the second quarter of 2015 and 13% sequentially from the first quarter of 2016.
  GAAP loss from operations of $10.9 million for the second quarter of 2016, compared with GAAP loss from operations of $9.5 million for the second quarter of 2015. Non-GAAP loss from operations of $5.7 million for the second quarter of 2016, compared with non-GAAP net loss from operations of $7.4 million for the second quarter of 2015.
  GAAP net loss per share of $0.45 based on 24.3 million weighted average shares outstanding in the second quarter of 2016, compared with GAAP net loss per share of $0.52 based on 18.4 million weighted average shares outstanding in the second quarter of 2015.
  Non-GAAP net loss per share of $0.08 based on 72.8 million non-GAAP weighted average shares outstanding in the second quarter of 2016, compared with non-GAAP net loss per share of $0.11 based on 68.3 million non-GAAP weighted average shares outstanding in the second quarter of 2015.

Key Metrics and Recent Highlights

  30,780 Active Customer Accounts as of June 30, 2016, compared to 21,226 Active Customer Accounts as of June 30, 2015.
  Dollar-Based Net Expansion Rate was 164% for the second quarter of 2016, compared to 149% for the second quarter of 2015.
  Became a featured partner of Facebook Messenger and announced integration into the Messenger platform.
  Welcomed Erin Reilly to our management team as the Executive Director of Twilio.org, and Erika Rottenberg to our Board of Directors.
  Hosted customers, partners, and developers from around the world at our annual Signal user conference for a conversation about the future of communications.
  Announced Twilio Add-ons, an easy way for developers and businesses to access partner technologies that have been pre-integrated with the Twilio API.
  Launched Twilio Notify, an API for orchestrating notifications across SMS, push notifications, and messaging applications.
  Introduced Twilio Programmable Wireless, the first communications platform designed for developers and businesses to easily program cellular connectivity.
  Completed our Initial Public Offering on the New York Stock Exchange on June 23, 2016.
  Expanded our relationship with Amazon Web Services to include delivery of SMS messages for AWS’s Simple Notification Service.
  Launched Sync, a real-time state synchronization API.

Outlook

Twilio is initiating guidance for the third quarter ending September 30, 2016 and for the full year 2016 as follows:

Quarter ending September 30, 2016:
Total Revenue (millions)	$ 63.0	to	$ 65.0
Base Revenue (millions)	$ 58.5	to	$ 59.5
Non-GAAP loss from operations (millions)	$ 7.5	to	$ 8.5
Non-GAAP net loss per share	$ 0.09	to	$ 0.10
Weighted average shares outstanding			84.0

Full year ending December 31, 2016:
Total Revenue (millions)	$253.0	to	$257.0
Base Revenue (millions)	$227.5	to	$229.5
Non-GAAP loss from operations (millions)	$ 21.5	to	$ 23.5
Non-GAAP net loss per share	$ 0.28	to	$ 0.30
Non-GAAP weighted average shares outstanding			78.0

Conference Call Information

Twilio will host a conference call today, August 8, 2016, to discuss second quarter 2016 financial results at 2 p.m. Pacific Time, 5 p.m. Eastern Time. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. The conference call can also be accessed by dialing (877) 201-0168, or +1 (647) 788-4901 (outside the U.S. and Canada). The conference ID is 42415615. Following the completion of the call through 11:59 PM Eastern Time on August 15, 2016, a replay will be available by dialing (855) 859-2056 or +1 (404) 537-3406 (outside the U.S. and Canada) and entering passcode 42415615.

About Twilio Inc.

Twilio makes communications easy and powerful. With Twilio's platform, businesses can make communications relevant and contextual by embedding real-time communication and authentication capabilities directly into their software applications. Founded in 2008, Twilio has over 600 employees, with headquarters in San Francisco and other offices in Bogotá, Dublin, Hong Kong, London, Mountain View, Munich, New York City, Singapore and Tallinn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about: Twilio’s outlook for the quarter ending September 30, 2016 and full year ending December 31, 2016, Twilio’s expectation that the completion of its IPO will provide capital and brand visibility to drive growth in the future, and Twilio’s expectations regarding its products and solutions. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; Twilio’s ability to effectively manage its growth; the market in which Twilio operates is intensely competitive, and Twilio may not continue to compete effectively.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its final prospectus filed on June 23, 2016. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation and amortization of acquired intangibles.

Non-GAAP Operating Expenses. Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles and acquisition-related expenses.

Non-GAAP Operating Loss and Non-GAAP Operating Margin. Twilio defines non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and acquisition-related expenses.

Non-GAAP Net Loss Attributable to Common Stockholders and Non-GAAP Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted. Twilio defines non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses and, in the case of non-GAAP net loss per share attributable to common stockholders, basic and diluted, amounts attributable to convertible preferred stock.

In order to calculate non-GAAP net loss per share attributable to common stockholders, basic and diluted, Twilio uses a non-GAAP weighted-average share count. Twilio defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted, as GAAP weighted average shares used to compute net loss per share attributable to common stockholder, basic and diluted, adjusted to reflect the conversion of convertible preferred stock outstanding into Class B common stock as if it had occurred at the beginning of the period.

Twilio management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

With respect to Twilio’s guidance as provided under "Outlook" above, Twilio has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Operating Metrics

Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and the Dollar-Based Net Expansion Rate.

Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.

Base Revenue. Twilio monitors Base Revenue as one of the more reliable indicators of future revenue trends. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of its products and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. This variability adversely affects Twilio’s ability to rely upon revenue from Variable Customer Accounts when analyzing expected trends in future revenue.

For historical periods through March 31, 2016, Twilio defines a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customer accounts.

Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts, other than Variable Customer Accounts, that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	June 30,
	2016	2015
Revenue	$64,510	$37,954
Cost of revenue	28,203	16,827
Gross profit	36,307	21,127
Operating expenses:
Research and development	17,369	9,388
Sales and marketing	18,156	14,164
General and administrative	11,635	7,035
Total operating expenses	47,160	30,587
Loss from operations	(10,853)	(9,460)
Other expenses, net	(28)	(83)
Loss before provision for income taxes	(10,881)	(9,543)
Provision for income taxes	(113)	(33)
Net loss attributable to common stockholders	$(10,994)	$(9,576)

Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(0.52)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	24,261,903	18,388,844

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	As of	As of
	June 30,	December 31,
Assets	2016	2015
Current assets:
Cash and cash equivalents	$261,386	$108,835
Accounts receivable, net	22,981	19,094
Prepaid expenses and other current assets	16,799	8,546
Total current assets	301,166	136,475
Restricted cash	8,611	1,170
Property and equipment, net	20,544	14,058
Intangible assets, net	2,604	2,292
Goodwill	3,165	3,165
Other long-term assets	461	356
Total assets	$336,551	$157,516

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,720	$2,299
Accrued expenses and other current liabilities	42,140	31,998
Deferred revenue	8,707	6,146
Total current liabilities	59,567	40,443
Other long-term liabilities	9,751	448
Total liabilities	69,318	40,891
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	-	239,911
Common stock	85	17
Additional paid-in capital	430,016	22,103
Accumulated deficit	(162,868)	(145,406)
Total stockholders’ equity	267,233	116,625
Total liabilities and stockholders’ equity	$336,551	$157,516

TWILIO INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2016	2015
Operating Activities:
Net loss	$(17,462)	$(18,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,285	1,633
Stock-based compensation	8,001	3,567
Provision for doubtful accounts	847	368
Tax benefit related to acquisition	-	(108)
Tax benefit related to stock-based compensation	12	-
Write-off of internally developed software	146	87
Changes in assets and liabilities:
Accounts receivable	(4,733)	(4,969)
Prepaid expenses and other current assets	(10,212)	(1,815)
Other long-term assets	(108)	(86)
Accounts payable	4,648	(78)
Accrued expenses and other current liabilities	8,823	6,660
Deferred revenue	2,561	1,040
Other long-term liabilities	9,305	(119)
Net cash provided by (used in) operating activities	5,113	(12,056)

Investing Activities:
Increase in restricted cash	(7,439)	-
Capitalized software development costs	(5,390)	(3,775)
Purchases of property and equipment	(1,945)	(686)
Purchases of intangible assets	(310)	(113)
Acquisitions, net of cash acquired	-	(1,761)
Net cash used in investing activities	(15,084)	(6,335)

Financing Activities:
Proceeds from initial public offering, net of underwriting discounts	160,426	-
Payments of costs related to initial public offering	(2,099)	-
Net proceeds from issuance of convertible preferred stock	-	105,869
Proceeds from exercises of stock options	4,276	1,730
Value of equity awards withheld for tax liabilities	(79)	-
Repurchases of common stock	(2)	(14)
Net cash provided by financing activities	162,522	107,585

Net increase in cash and cash equivalents	152,551	89,194
Cash and cash equivalents at beginning of period	108,835	32,627
Cash and cash equivalents at end of period	$261,386	$121,821

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	June 30,
	2016	2015

Gross profit	$36,307	$21,127
Non-GAAP adjustments:
Stock-based compensation	28	14
Amortization of acquired intangibles	70	21
Non-GAAP gross profit	$36,405	$21,162

Non-GAAP gross margin	56%	56%

Research and development	$17,369	$9,388
Non-GAAP adjustments:
Stock-based compensation	(2,379)	(796)
Amortization of acquired intangibles	(38)	(87)
Non-GAAP research and development	$14,952	$8,505

Non-GAAP research and development as % of revenue	23%	22%

Sales and marketing	$18,156	$14,164
Non-GAAP adjustments:
Stock-based compensation	(1,116)	(513)
Non-GAAP sales and marketing	$17,040	$13,651

Non-GAAP sales and marketing as % of revenue	26%	36%

General and administrative	$11,635	$7,035
Non-GAAP adjustments:
Stock-based compensation	(1,453)	(599)
Amortization of acquired intangibles	(28)	(28)
Acquisition related expenses	-	(38)
Non-GAAP general and administrative	$10,154	$6,370

Non-GAAP general and administrative as % of revenue	16%	17%

Operating loss and margin	($10,853)	($9,460)
Non-GAAP adjustments:
Stock-based compensation	4,976	1,922
Amortization of acquired intangibles	136	136
Acquisition related expenses	-	38
Non-GAAP operating loss	($5,741)	($7,364)

Non-GAAP operating margin	-9%	-19%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)	Three Months Ended
(Unaudited)	June 30,
	2016	2015
Net loss attributable to common stockholders	($10,994)	($9,576)
Non-GAAP adjustments:
Stock-based compensation	4,976	1,922
Amortization of acquired intangibles	136	136
Acquisition related expenses	-	38
Non-GAAP net loss attributable to common stockholders	($5,882)	($7,480)

Non-GAAP net loss attributable to common stockholders as % of revenue	-9%	-20%

Net loss per share attributable to common stockholders, basic and diluted	($0.45)	($0.52)
Non-GAAP adjustments:
Stock-based compensation	0.21	0.10
Amortization of acquired intangibles	0.01	0.01
Acquisition related expenses	-	0.00
Convertible preferred stock	0.15	0.30
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	($0.08)	($0.11)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	24,261,903	18,388,844

Convertible Preferred shares issued and outstanding at the beginning of the period	48,544,203	49,910,070

Non-GAAP weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders, basic and diluted	72,806,106	68,298,914

TWILIO INC.
Key Metrics
(Unaudited)
	Three Months Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	March 31,	June 30,
	2015	2015	2015	2015	2016	2016

Number of Active Customers (as of end date of period)	19,340	21,226	23,822	25,347	28,648	30,780
Base Revenue (in thousands)	$25,931	$30,694	$36,729	$43,497	$49,834	$56,370
Base Revenue Growth Rate	70%	75%	77%	97%	92%	84%
Dollar-Based Net Expansion Rate	145%	149%	156%	172%	170%	164%

CONTACT:
Twilio Inc.
Investor Contact:
Greg Kleiner
ir@Twilio.com
or
Media Contact:
Kay Kinton
press@Twilio.com